                                                                    EXHIBIT 10.1







                              OPERATING AGREEMENT

                                       OF

                            ONSITE TECHNOLOGY L.L.C.

                     AN OKLAHOMA LIMITED LIABILITY COMPANY

                               (MANAGER MANAGED)

                              TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS


1.1     ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.2     ADDITIONAL MEMBER  . . . . . . . . . . . . . . . . . . . . . . . 1

1.3     ADMISSION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . 1

1.4     AFFILIATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.5     ARTICLES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.6     ASSIGNEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.7     BUSINESS DAY . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.8     CAPITAL ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . 2

1.9     CAPITAL CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . . 2

1.10    CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.11    COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.12    COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.13    COMPANY PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . 2

1.14    CONTRIBUTING MEMBERS . . . . . . . . . . . . . . . . . . . . . . 2

1.15    DEFAULT INTEREST RATE  . . . . . . . . . . . . . . . . . . . . . 2

1.16    DELINQUENT MEMBER  . . . . . . . . . . . . . . . . . . . . . . . 2

1.17    DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.18    DISPOSITION (DISPOSE)  . . . . . . . . . . . . . . . . . . . . . 2

1.19    DISSOCIATION . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.20    ENERGY INDUSTRY  . . . . . . . . . . . . . . . . . . . . . . . . 2

1.21    INITIAL CAPITAL CONTRIBUTION . . . . . . . . . . . . . . . . . . 3

1.22    INITIAL MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . 3

1.23    MAJORITY OF THE MANAGERS . . . . . . . . . . . . . . . . . . . . 3

1.24    MAJORITY OF THE MEMBERS  . . . . . . . . . . . . . . . . . . . . 3

1.25    MANAGEMENT RIGHT . . . . . . . . . . . . . . . . . . . . . . . . 3

1.26    MANAGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

1.27    MEMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

1.28    MEMBERSHIP INTEREST  . . . . . . . . . . . . . . . . . . . . . . 3

1.29    MONEY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

1.30    NET LOSSES . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

1.31    NET PROFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . 4

1.32    NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

1.33    OPERATING AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . 4

1.34    ORGANIZATION EXPENSES  . . . . . . . . . . . . . . . . . . . . . 4

1.35    PERMITTED TRANSFEREE . . . . . . . . . . . . . . . . . . . . . . 4

1.36    PERSON . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

1.37    PROCEEDING . . . . . . . . . . . . . . . . . . . . . . . . . . . 4





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

1.38    PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

1.39    REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 4

1.40    SHARING RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . 5

1.41    SUBSTITUTE MEMBER  . . . . . . . . . . . . . . . . . . . . . . . 5

1.42    TAXABLE YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . 5

1.43    TAXING JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . 5

                                ARTICLE 2
                                FORMATION

2.1     ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . 5

2.2     AGREEMENT, EFFECT OF INCONSISTENCIES WITH ACT  . . . . . . . . . 5

2.3     NAME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

2.4     EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . 6

2.5     TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

2.6     REGISTERED AGENT AND OFFICE  . . . . . . . . . . . . . . . . . . 6

2.7     PRINCIPAL OFFICE . . . . . . . . . . . . . . . . . . . . . . . . 6

                                     ARTICLE 3
                     NATURE OF BUSINESS AND PROPRIETARY RIGHTS

3.1     COMPANY PURPOSES . . . . . . . . . . . . . . . . . . . . . . . . 6

3.2     LICENSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

3.3     RESPONSIBILITIES OF PARKER . . . . . . . . . . . . . . . . . . . 7

3.4     INVENTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 8


                                     ARTICLE 4
                               ACCOUNTING AND RECORDS

4.1     RECORDS TO BE MAINTAINED . . . . . . . . . . . . . . . . . . . . 9

4.2     REPORTS TO MEMBERS . . . . . . . . . . . . . . . . . . . . . .  10

4.3     AUDIT OF THE COMPANY . . . . . . . . . . . . . . . . . . . . .  10

4.4     FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                     ARTICLE 5
                                MEMBERS AND MANAGERS


                                     ARTICLE 6
                            RIGHTS AND DUTIES OF MEMBERS

6.1     MANAGEMENT RIGHTS  . . . . . . . . . . . . . . . . . . . . . .  11

6.2     LIABILITY OF MEMBERS . . . . . . . . . . . . . . . . . . . . .  11

6.3     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .  11

6.4     CONFLICTS OF INTEREST  . . . . . . . . . . . . . . . . . . . .  12

6.5     NO RETURN OF CAPITAL CONTRIBUTION  . . . . . . . . . . . . . .  12

6.6     MEETINGS OF MEMBERS  . . . . . . . . . . . . . . . . . . . . .  12

6.7     ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE  . . . . . .  13

                                  ARTICLE 7
                                   MANAGERS

7.1     MANAGERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

7.2     TERM OF MANAGER  . . . . . . . . . . . . . . . . . . . . . . .  14

7.3     AUTHORITY OF MANAGERS TO BIND THE COMPANY  . . . . . . . . . .  14

7.4     RESTRICTIONS ON POWERS OF THE MANAGERS . . . . . . . . . . . .  15

7.5     COMPENSATION OF MANAGER  . . . . . . . . . . . . . . . . . . .  16

7.6     MANAGERS' STANDARD OF CARE . . . . . . . . . . . . . . . . . .  16

7.7     PRINCIPAL MANAGER AND TITLES . . . . . . . . . . . . . . . . .  17

7.8     MEETINGS OF MANAGERS . . . . . . . . . . . . . . . . . . . . .  17

7.9     ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE  . . . . . .  18

7.10    PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                     ARTICLE 8
                         CONTRIBUTIONS AND CAPITAL ACCOUNTS

8.1     INITIAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . .  18

8.2     ADDITIONAL COMMITMENTS . . . . . . . . . . . . . . . . . . . .  18

8.3     ENFORCEMENT OF COMMITMENTS . . . . . . . . . . . . . . . . . .  19

8.4     MAINTENANCE OF CAPITAL ACCOUNTS  . . . . . . . . . . . . . . .  19

8.5     DISTRIBUTION OF ASSETS . . . . . . . . . . . . . . . . . . . .  20

8.6     SALE OR EXCHANGE OF INTEREST . . . . . . . . . . . . . . . . .  20

8.7     COMPLIANCE WITH SECTION 704(b) OF THE CODE . . . . . . . . . .  20


                                     ARTICLE 9
                           ALLOCATIONS AND DISTRIBUTIONS


9.1     ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS  . .  20

9.2     INTERIM DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . .  21

9.3     LIMITATIONS ON DISTRIBUTIONS . . . . . . . . . . . . . . . . .  21



                                     ARTICLE 10
                                       TAXES

10.1    ELECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  21

10.2    TAXES OF TAXING JURISDICTIONS  . . . . . . . . . . . . . . . .  21

10.3    TAX MATTERS PARTNER  . . . . . . . . . . . . . . . . . . . . .  21

10.4    ACCRUAL METHOD OF ACCOUNTING . . . . . . . . . . . . . . . . .  22





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

                                     ARTICLE II
                        DISPOSITION OF MEMBERSHIP INTERESTS

11.1    DISPOSITION  . . . . . . . . . . . . . . . . . . . . . . . . .  22

11.2    DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE VOID  . . . .  22

11.3    RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . .  23


                                     ARTICLE 12
                              DISSOCIATION OF A MEMBER

12.1    DISSOCIATION . . . . . . . . . . . . . . . . . . . . . . . . .  23

12.2    RIGHTS UPON DISSOCIATION OF A MEMBER . . . . . . . . . . . . .  24



                                     ARTICLE 13
                   ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS


13.1    RIGHTS OF ASSIGNEES  . . . . . . . . . . . . . . . . . . . . .  25

13.2    ADMISSION OF SUBSTITUTE MEMBERS  . . . . . . . . . . . . . . .  25

13.3    ADMISSION OF ADDITIONAL MEMBERS  . . . . . . . . . . . . . . .  25


                                     ARTICLE 14
                             DISSOLUTION AND WINDING UP


14.1    DISSOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . .  25

14.2    EFFECT OR DISSOLUTION  . . . . . . . . . . . . . . . . . . . .  26

14.3    DISTRIBUTION OF ASSETS ON DISSOLUTION  . . . . . . . . . . . .  26

14.4    WINDING UP AND CERTIFICATE OF DISSOLUTION    . . . . . . . . .  27


                                     ARTICLE 15
                                  INDEMNIFICATION


15.1    RIGHT TO INDEMNIFICATION . . . . . . . . . . . . . . . . . . .  27

15.2    ADVANCEMENT OR EXPENSES  . . . . . . . . . . . . . . . . . . .  28

15.3    NON-EXCLUSIVITY  . . . . . . . . . . . . . . . . . . . . . . .  28

15.4    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . .  28


                                     ARTICLE 16
                                     AMENDMENT


16.1    OPERATING AGREEMENT MAY BE MODIFIED  . . . . . . . . . . . . .  28

16.2    AMENDMENT OR MODIFICATION OF OPERATING AGREEMENT . . . . . . .  28








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
                                  ARTICLE 17
                           MISCELLANEOUS PROVISIONS

17.1    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .  28

17.2    NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES  . . . . . . . . .  28

17.3    RIGHTS OR CREDITORS AND THIRD PARTIES UNDER OPERATING
        AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

17.4    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . .  29

17.5    MULTIPLE COUNTERPARTS  . . . . . . . . . . . . . . . . . . . .  29

17.6    NO WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

17.7    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . .  29


                                   EXHIBIT A

                              OPERATING AGREEMENT

THE INTERESTS IN ONSITE TECHNOLOGY L.L.C. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE RESOLD OR TRANSFERRED BY THE MEMBER WITHOUT APPROPRIATE REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REQUIREMENTS.

         This Operating Agreement of OnSite Technology L.L.C., an Oklahoma limited liability company organized pursuant to the Act, is entered into and shall be effective as of the Effective Date, by and among the Company and the Persons executing this Agreement as Members.

                                   ARTICLE 1
                                  DEFINITIONS

         For purposes of this Operating Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         1.1 ACT - The Oklahoma Limited Liability Company Act and any successor statute, as amended from time to time.

         1.2 ADDITIONAL MEMBER - A Member other than an Initial Member or a Substitute Member who has acquired a Membership Interest from the Company.

         1.3 ADMISSION AGREEMENT - The Agreement between an Additional Member and the Company contemplated in section 13.3.

         1.4 AFFILIATE - Any Person directly or indirectly controlling, controlled or under direct or indirect common control with another Person. For purposes of this definition, the term "control" when used with respect to any Person means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock or by contract or otherwise. For purposes of this Operating Agreement, the Company shall not be deemed an Affiliate of any Member.

         1.5 ARTICLES - The Articles of Organization of the Company as properly adopted and amended from time to time by the Members and filed with the Secretary of State of the State of Oklahoma.

         1.6 ASSIGNEE - A Person to whom a Membership Interest has been transferred but who has not been admitted as a Substitute Member.

         1.7 BUSINESS DAY - Any day other than Saturday, Sunday or any legal holiday observed by the State of Oklahoma.

         1.8 CAPITAL ACCOUNT - The account maintained for a Member or Assignee determined in accordance with Article 8.

         1.9 CAPITAL CONTRIBUTION - Any contribution of Property, services or the obligation to contribute Property or services made by or on behalf of a Member or Assignee.

         1.10 CODE - The Internal Revenue Code of 1986 and any successor statute as amended from time to time.

         1.11 COMMITMENT - The Capital Contributions that a Member, Additional Member or Assignee is obligated to make.

         1.12 COMPANY - OnSite Technology L.L.C., a limited liability company formed under the laws of the State of Oklahoma, and any successor limited liability company.

         1.13    COMPANY PROPERTY - Any Property owned by the Company.

         1.14 CONTRIBUTING MEMBERS - Those members making contributions as a result of the failure of a Delinquent Member to make the contributions required by and described in Article 8.

         1.15 DEFAULT INTEREST RATE - The lesser of (i) the maximum legal rate permitted by applicable law or (ii) the then-current prime rate quoted by the largest commercial bank in the jurisdiction of the Principal Office, plus three percent.

         1.16 DELINQUENT MEMBER - A Member or Assignee who has failed to meet the Commitment of that Member or Assignee.

         1.17 DISTRIBUTION - A transfer of Property to a Member on account of a Membership Interest.

         1.18 DISPOSITION (DISPOSE) - Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

         1.19 DISSOCIATION - Any action which causes A Person to cease to be Member as described in Article 12 hereof.

         1.20 ENERGY INDUSTRY - The industry of exploration, drilling, production, refining, transportation and storage of natural gas, natural gas products, petroleum and petroleum products.

         1.21 INITIAL CAPITAL CONTRIBUTION - The Capital Contribution agreed to be made by the Initial Members as described in Article 8.

         1.22 INITIAL MEMBERS - Those Persons identified in Article 5 who have executed the Operating Agreement.

         1.23 MAJORITY OF THE MANAGERS - A majority by number of all of the Managers.

         1.24 MAJORITY OF THE MEMBERS - Members having Sharing Ratios in excess of one half of the Sharing Ratios of all the Members entitled to vote on, consent to, or approve a particular matter. Assignees shall not be considered Members entitled to vote for the purpose of determining a Majority. In the case of a Member who has Disposed of that Member's entire Membership Interest to an Assignee, but who has not ceased to be a Member as provided below, the Sharing Ratio of such Assignee shall be considered in determining a Majority of the Members and such Member's vote or consent shall be determined by such Sharing Ratio.

         1.25 MANAGEMENT RIGHT - The right of a Member to participate in the management of the Company, including the rights to information and to consent or approve actions of the Company. The rights and authority of a Manager that is also a Member that exceed those of a Member who is not a Manager are not considered Management Rights for purposes of the Operating Agreement.

         1.26 MANAGER - Any Person named in the Operating Agreement as an initial Manager of the Company and any Person hereafter appointed as a Manager of the Company as provided in the Operating Agreement, but this does not include any Person who has ceased to be a Manager of the Company.

         1.27 MEMBER - An Initial Member, Substituted Member or Additional Member, including, unless the context expressly indicates to the contrary, a Member-Manager or Assignee.

         1.28 MEMBERSHIP INTEREST - The rights of a Member or, in the case of an Assignee, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

         1.29 MONEY - Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

         1.30 NET LOSSES - The losses and deductions of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

         1.31 NET PROFITS - The income and gains of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

         1.32 NOTICE - Notice shall be in writing. For the purposes of this Operating Agreement Notice to the Company shall be considered given when mailed by certified mail return receipt requested postage prepaid, by overnight delivery service, or by facsimile addressed to any Manager in care of the Company at the address or facsimile number of the Principal Office or at such other addresses and facsimile numbers as a Majority of the Managers may designate in writing. For purposes of this Operating Agreement notice to a Member shall be considered given when mailed by certified mail return receipt requested postage prepaid, by overnight delivery or by facsimile addressed to the Member at the address or facsimile number reflected in the Operating Agreement, or at such other address or facsimile number designated in writing by the Member.

         1.33 OPERATING AGREEMENT - This Operating Agreement including all amendments adopted in accordance with the Operating Agreement and the Act.

         1.34 ORGANIZATION EXPENSES - Those expenses incurred in the organization of the Company excluding the costs of preparation of the Operating Agreement and Articles.

         1.35 PERMITTED TRANSFEREE - Any member of the Member's Immediate Family, or a corporation, partnership (general or limited), joint venture, limited liability company, unincorporated association or other business entity permitted by law controlled by such Member or by members of the Member's Immediate Family.

         1.36 PERSON - An individual, a general partnership, a limited liability company, a trust, an estate, a corporation or any other legal or commercial entity permitted to be a member of a limited liability company under the laws of the State of Oklahoma.

         1.37 PROCEEDING - Any administrative, judicial, or other adversary proceeding, including, without limitation, litigation, arbitration, administrative adjudication, mediation, and appeal or review of any of the foregoing.

         1.38 PROPERTY - Any property, real or personal, tangible or intangible, including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

         1.39 REGULATIONS - Except where the context indicates otherwise, the permanent and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

         1.40 SHARING RATIO - With respect to the Initial Members, the percentage of ownership interest in the Company of each member shall be fifty percent (50%), as adjusted from time to time pursuant to section 8.3. With respect to an Assignee or Substitute Member, the Sharing Ratio shall be the percentage ownership interest in the Company which was purchased from an assigning or selling Member, so long as said Member is current as to all of its Commitments.

         1.41 SUBSTITUTE MEMBER - An Assignee who has been admitted to all of the rights of membership pursuant to the Operating Agreement.

         1.42 TAXABLE YEAR - The tax. able year of the Company as determined pursuant to Section 706 of the Code shall be the calendar year.

         1.43 TAXING JURISDICTION - Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

                                   ARTICLE 2
                                   FORMATION

         2.1 ORGANIZATION - The Members hereby organize the Company as an Oklahoma limited liability company pursuant to the provisions of the Act.

         2.2 AGREEMENT, EFFECT OF INCONSISTENCIES WITH ACT - For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing the Operating Agreement hereby agree to the terms and conditions of the Operating Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Members that the Operating Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of the Operating Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, the Operating Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of the Operating Agreement is prohibited or ineffective under the Act, the Operating Agreement shall be considered amended to the smallest degree possible in order to make the Operating Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of the Operating Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Members hereby agree that each Member shall be entitled to rely on the provisions of this Operating Agreement, and no Member shall be liable to the Company or to any Member for any action or refusal to act taken in good faith reliance on the terms of this Operating

Agreement. The Members and the Company hereby agree that the duties and obligations imposed on the Members of The Company as such shall be those set forth in this Operating Agreement, which is intended to govern the relationship among the Company and the Members, notwithstanding any provision of the Act or common law to the contrary. This Operating Agreement shall in all respects supersede and replace the Memorandum of Understanding effective January 1, 1995 between National Fuels & Energy, Inc. and Parker Drilling Company.

         2.3 NAME - The name of the Company is OnSite Technology L.L.C. and all business of tile Company shall be conducted under that name or under any other name, but in any case, only to the extent permitted by applicable law.

         2.4 EFFECTIVE DATE - The Operating Agreement shall become effective upon the full execution of this Operating Agreement.

         2.5 TERM - The Company shall be dissolved and its affairs wound up in accordance with the Act and the Operating Agreement on January 1, 2025 unless the term shall be extended by amendment to the Operating Agreement and the Articles, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or the Operating Agreement.

         2.6 REGISTERED AGENT AND OFFICE - The registered agent for the service of process and the registered office shall be that Person and location reflected in the Articles as filed in the office of the Secretary of State of the State of Oklahoma. The Managers may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of the State of Oklahoma. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managers shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Managers shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

         2.7 PRINCIPAL OFFICE - The Principal Office of the Company in Oklahoma shall be located at 8 East Third Street, Tulsa, Oklahoma 74103. The Company may also maintain offices at such other place or places the Majority of the Managers deem advisable.

                                   ARTICLE 3
                   NATURE OF BUSINESS AND PROPRIETARY RIGHTS

         3.1 COMPANY PURPOSES - The purposes of the Company are to provide environmental remediation, reclamation, testing and other associated services pursuant to the license granted in Section 3.2 hereof and in such other areas as a Majority of the Members may agree to from time to time and to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes (including, without limitation, obtaining financing therefore) and that are not forbidden by the law of the jurisdiction in which the Company engages in that business.

         3.2 LICENSE - National Fuels & Energy, Inc. ("NFE") does hereby grant to the Company, for the purpose of this Operating Agreement, a non-royalty bearing license to manufacture and have manufactured, to use and have used and to practice and have practiced NFE's Soil Remediation System(s), associated proprietary processes, equipment, patents and future inventions and improvements thereto for use in the reclamation of hydrocarbons as follows:

                 (a) Exclusive at drill sites in the Energy Industry in the continental United States and Alaska.

                 (b) Nonexclusive in the Energy Industry in the continental United States and Alaska.

                 (c) Exclusive in the Energy Industry in the countries listed on Exhibit A hereto.

                 (d) Nonexclusive in all industries in the countries listed on Exhibit A hereto.

         Except as specifically provided in the following paragraph and Section 14.2(d) of the Operating Agreement, the license granted hereunder is nontransferable and the Company shall have no right to grant any sublicenses.

         The term of this license shall be the later of the Term of this Operating Agreement or the useful life of any indirect thermal desorption units ("Units") owned by the Company at the time of dissolution of the Company. Notwithstanding the foregoing, upon dissolution and winding up of the Company, this license may be assigned and/or sublicensed to any Member which receives a Unit as part of a Distribution from the Company or any other Person that purchases a Unit as part of the winding up of the affairs of the Company. The grantee of such assignment or sublicense shall have no further right to transfer or sublicense the license. To the extent necessary to carry out the business of the Company, the Company may assign or sublicense the license to its Affiliates.

         3.3 RESPONSIBILITIES OF PARKER - From the effective date of this Operating Agreement for a period of 365 calendar days, Parker Drilling Investment Company ("Parker") and, where applicable, its Affiliates, at their sole cost and expense shall actively market and promote the services of NFE's Soil Remediation System and proprietary processes in the industries and countries covered by the license of Section 3.2. Specifically Parker, with technical support from NFE, shall prepare a brochure, at Parker's expense, promoting the services of NFE's Soil Remediation System and proprietary processes. The brochure shall be distributed to all customers of Parker and to other potential customers in Energy Industries, both domestic and international. The initial mailing list for the brochure shall be mutually agreed upon by Parker and NFE. Parker shall provide sufficient brochures for its offices to reply to customer requests. Parker and NFE shall hold a one to two day long training session for marketing and contract representatives of Parker to educate them about NFE's Soil Remediation System and proprietary processes (marketing and contract representatives working outside of the continental United States may be trained by videotape). Parker, with technical support from NFE, shall make at least one presentation regarding NFE's Soil Remediation System and proprietary processes to a professional society in the Energy Industry. Parker, with technical support from NFE, shall use its best efforts to make a presentation regarding NFE's Soil Remediation System and proprietary processes at Parker's Drilling Manager's Retreat. Parker shall present NFE's Soil Remediation System and proprietary processes at one Energy Industry trade show. After the expiration of the 365 calendar day period all marketing shall be performed by agents and representatives of the Company and paid for by the Company, or as otherwise agreed to by a Majority of the Managers. The Company will not have to pay for the continuing marketing, after the 365 days, of the Parker employees charged by Parker with marketing Parker's drilling expertise/technology around the world who will continue to market the Company's expertise/technology around the world. The Company will not have to pay for the continuing marketing of the NFE employees charged by NFE with marketing NFE's expertise/technology around the world, who will continue to market the Company's expertise/technology around the world.

         3.4 INVENTIONS - The parties agree that any inventions (either patentable or nonpatentable), software, patentable work or copyrightable work (collectively "inventions") which (i) improve, modify, or alter NFE's Soil Remediation System as in existence on the execution date of this Operating Agreement and/or (ii) which deliver soil to or remove soil from the system (this shall not include Parker's or its Affiliates' drilling rigs) made by Parker and/or NFE, either singly or jointly, under this Operating Agreement shall be the Property of the Company, Parker and NFE, with each having the right to use such invention, software or work for their own purposes, subject to the terms of this Operating Agreement. Each invention shall be identified in writing with copies to the Company, Parker and NFE. The cost of filing and pursuing any joint patents shall be paid by the Company.

         During the term of this Operating Agreement and for two (2) years after, neither Parker nor NFE shall sell, license, assign, sublicense or otherwise dispose of any interest in an invention made pursuant to this section, without first offering such interest in the invention to the other Member of this Operating Agreement on the same terms and conditions that such invention is offered to the third party. The Member to whom such invention is offered shall have fourteen (14) days from its receipt of written notice containing the terms being offered to the third party, in which to exercise its right of first refusal.

         During the term of this Operating Agreement, or as a result of the joint efforts by both the Members or their Affiliates since the signing of the Memorandum of Understanding effective January 1, 1995 between National Fuels & Energy, Inc. and Parker Drilling Company through the execution of this Operating Agreement, neither Parker nor NFE shall apply for a patent for any of the NFE equipment or processes or related equipment or processes without the express written consent of the other party.

         For purposes of this section an invention, software, patentable work or copyrightable work is made under this Operating Agreement if it is either conceived or reduced to practice during work under the Operating Agreement. For purposes of this section "inventions" shall mean any discovery, concept, or idea, whether or not patentable, made during the term of and while performing work under this Operating Agreement including but not limited to processes, methods, software, formulas and techniques, improvements thereof, and know-how relating thereto.

                                   ARTICLE 4
                             ACCOUNTING AND RECORDS

         4.1 RECORDS TO BE MAINTAINED - The Managers shall maintain the following records at the Principal Office and at each Member's office:

                 (a) A current list of the full name and last known business address of each Member, former Member, holder of a Membership Interest, and Manager;

                 (b)      A copy of the Articles and all amendments thereto;

                 (c) Copies of the Company's federal, foreign, state and local income tax returns and reports and financial statements, for the three most recent years or if such returns and statements were not prepared for any reason, copies of the information and statements provided to, or which should have been provided to, The Members to enable them to prepare their federal, state and local tax returns for such period;

                 (d) Copies of the Operating Agreement including all amendments thereto and copies of any operating agreements no longer in effect; and

                 (e) If not set forth in this Operating Agreement, a writing or other data compilation from which information can be obtained through retrieval devices into reasonably usable form setting forth the following:

                          (1) The amount of Money and a statement of the agreed value of the other Property or services contributed by each Member and which each Member has agreed to contribute and the times at which or events upon the happening of which any additional contributions agreed to be made by each Member are to be made;

                          (2) The events upon the happening of which the Company is to be dissolved and its affairs wound up; and

                          (3) Any other information prepared pursuant to a requirement in the Operating Agreement.

         4.2     REPORTS TO MEMBERS:

                 (a) The Managers shall provide a balance sheet, a cash flow statement and an income statement at least annually to the Members and shall also provide such other reports as the Members may request from time to time.

                 (b) The Company, through its Managers, shall provide all Members and Assignees with those information returns required by the Code and the laws of any state.

         4.3     AUDIT OF THE COMPANY:

                 (a) The Managers shall develop a formal audit plan of the Company. The Members may, by vote of a Majority of the Members, have an independent audit of the books and records of the Company undertaken. The results of such audit(s) shall be available to all Members.

                 (b) Any Member, at its own cost and at a reasonable time during normal business hours, may, on its own or through an agent, inspect, copy and/or audit the books and records of the Company. The frequency of such audits shall be reasonable. In the event that audits of the Company by Members become unduly burdensome, the Members may, by vote of the Majority of the Members, restrict the right of each Member to audit the books and records of the Company and substitute an annual independent audit of the Company in place of each Member's right to audit.

         4.4 FISCAL YEAR - The fiscal year of the Company shall be from January 1 to December 31.

                                   ARTICLE 5
                              MEMBERS AND MANAGERS

         The names and addresses of the Initial Members of the Company are (1) National Fuel & Energy, Inc., 1190 No. Springcreek Place, Suite A, Springville, Utah 84663, FAX:(801) 489-3691 and (2) Parker Drilling Investment Company, 8 East Third Street, Tulsa, Oklahoma, FAX (918) 631-1253. The Initial Managers appointed by Parker Drilling Investment Company are James Davis and Tim Heinritz. The Initial Managers appointed by National Fuel & Energy, Inc. are Leif Erickson and Waide Mitchell. The initial representative of Parker Drilling Investment Company is Robert L. Parker, Jr. The initial representative of National Fuel & Energy, Inc. is Leif Erickson. The representatives named by each Member shall represent and vote the interests of that Member. Any notices sent to a Member pursuant to this Operating Agreement shall be addressed to the Member's representative. A Member may change its representative by giving written notice to the other Members and the Managers.

                                   ARTICLE 6
                          RIGHTS AND DUTIES OF MEMBERS

         6.1 MANAGEMENT RIGHTS - Except as provided in 6.4 below, all Members who have not Dissociated shall be entitled to vote on any matter submitted to a vote of the Members.

         6.2 LIABILITY OF MEMBERS - No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Operating Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

         6.3 REPRESENTATIONS AND WARRANTIES - Each Member hereby represents and warrants to the Company and each other Member that:

                 (a) if that Member is a corporation, it is duly organized, validly existing, and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein) and that it has full organizational power to execute and agree to the Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors and/or shareholders necessary for the due authorization, execution, delivery and performance of this Operating Agreement have been duly taken;

                 (d) the Member has duly executed and delivered this Operating Agreement;

                 (e) that the Member's authorization, execution, delivery, and performance of this Operating Agreement do not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound;

                 (f) THAT THE MEMBER IS ACQUIRING ITS INTEREST IN THE COMPANY FOR THE MEMBER'S OWN ACCOUNT AS AN INVESTMENT AND WITHOUT AN INTENT TO DISTRIBUTE THE INTEREST; AND

                 (g)      THE MEMBER ACKNOWLEDGES THAT THE INTERESTS HAVE

         NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE RESOLD OR TRANSFERRED BY THE MEMBER WITHOUT APPROPRIATE REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REQUIREMENTS.

         6.4     CONFLICTS OF INTEREST

                 (a) Parker specifically acknowledges that NFE is in the Soil Remediation Business as its primary business using its own and other technologies. Parker specifically acknowledges that NFE intends to continue to pursue the soil remediation business outside the areas defined in section 3.2 above, which are set aside for the Company under this Operating Agreement and that NFE at times and at its sole discretion may use the services of the NFE employees also named as representatives and Managers of the Company in these endeavors. Parker specifically acknowledges that the pursuit and accomplishment of this Soil Remediation Business is not a conflict of interest with this Operating Agreement.

                 (b) All business opportunities brought to the Company by the efforts of the Company, its Members, Managers, employees or agents shall be evaluated by the Managers and a decisions shall be made to pursue or not to pursue the opportunity. Should the decision of the Managers be to not pursue the opportunity, NFE shall have the right to pursue the opportunity on its own outside the Company and the Members acknowledge that this is not and will not be a "conflict of interest" under this Operating Agreement.

                 (c) A Member (or the Member' Affiliates) or a Manager does not violate a duty or obligation to the Company merely because the Member's or Manager's conduct furthers said Member's or Manager's own interest. A Member or Manager may lend money to and transact other business with the Company. The rights and obligations of a Member or Manager who lends money to or transacts business with the Company are the same as those of a person who is not a Member or Manager, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member or Manager has a direct or indirect interest in the transaction if the transaction is fair to the Company and a Majority of the Members not having a conflict, knowing the material facts of the transaction and the Member's or Manager's interest, authorize, approve, or ratify the transaction.

         6.5 NO RETURN OF CAPITAL CONTRIBUTION - Absent, the written consent of all the Members, no Member shall have any right to the withdrawal or return of any part of the Member's Capital Contribution to the Company.

         6.6     MEETINGS OF MEMBERS

                 (a) Unless otherwise provided in this Operating Agreement, all decisions to be made by the Members shall be by vote of the Majority of the Members.

                 (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place as shall be specified or fixed in The notices or waivers thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to this Operating Agreement.

                 (c) An annual meeting of the Members for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Managers shall fix and set forth in the Notice of meeting.

                 (d) Special meetings of the Members for any proper purpose or purposes may be called at any time by a Majority of the Managers or by any Member. Only business within the purpose or purposes described in the Notice (or waiver thereof) may be conducted at a special meeting of the Members.

         6.7     ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE

                 (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action taken shall be signed by all of the Members entitled to vote on the action. Every written consent shall bear the signature and date of signature of each Member. The record date for determining Members entitled to sign a written consent shall be the date of first signature by any Member.

                 (b) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other and participation in such meeting shall constitute attendance and presence at such meeting.

                                   ARTICLE 7
                                    MANAGERS

         7.1 MANAGERS - The ordinary and usual decisions concerning the business affairs of the Company shall be made by the Managers, who may also be Members. There shall be four initial Managers, who are named in Article 5 of this Operating Agreement. The number of Managers may be changed by a vote of the Majority of the Members. Managers need not be Members or residents of the State of Oklahoma. Each Member shall be entitled to appoint two Managers of the Company. Any Manager may be replaced at any time by the Member that appointed him. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         7.2 TERM OF MANAGER- No Manager Shall have any contractual right to such position. Each Manager shall serve until the earliest of:

                 (a)      The Dissociation of such Manager, if also a Member;

                 (b)      The resignation of such Manager; or

                 (c)      Removal of the Manager by the appointing Member

         7.3 AUTHORITY OF MANAGERS TO BIND THE COMPANY - Only the Managers and agents of the Company authorized by the Managers shall have the authority to bind the Company. No Member who is not either a Manager or otherwise authorized as an agent shall take any action to bind the Company, and each Member shall indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member. Subject to the restrictions contained in this Operating Agreement (particularly those in section 7.4 below) and the.Act, each Manager has the power, on behalf of the Company, to do all things necessary, appropriate or convenient to carry out the business and affairs of the Company, including, without limitation:

                 (a) The institution, prosecution and defense of any Proceeding in the Company's name;

                 (b) The purchase, receipt, lease, or other acquisition, ownership, holding, improvement, use and other dealing with, Property, wherever located;

                 (c) The entering into, making and performance of contracts, agreements, guaranties, and other undertakings binding the Company; the incurring of liabilities; borrowing money, issuance of notes, bonds, and other obligations; and the securing of any of its obligations by mortgage or pledge of any of its Property or income;

                 (d) The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without the State of Oklahoma;

                 (e) The appointment of employees and agents of the Company, the determination of their duties and the establishment of their compensation;

                 (f) The making of donations to the public welfare or for religious, charitable, scientific, literary or educational purposes;

                 (g) The making of legal payments or donations, or any other legal act that furthers the business and affairs of the Company;

                 (h) The payment of compensation, or additional compensation to any Member or Employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

                 (i)      The collection of sums due the company;

                 (j) To the extent funds are available, the payment of debts and obligations of the Company;

                 (k)      The obtaining of insurance of the Company;

                 (l) The selection, removal and change of authority and responsibility of lawyers, accountants and other consultants;

                 (m)      The selection and use of a Company seal.

         7.4 RESTRICTIONS ON POWERS OR THE MANAGERS - Notwithstanding the provisions of section 7.3, the Managers may not do or cause the Company to do any of the following without complying with this Operating Agreement and/or the
Act:

                 (a) Sell, lease, exchange or otherwise Dispose of (other than by way of a pledge, mortgage or deed of trust) all or substantially all of the Company's Property (with or without good will), other than in the usual and regular course of the Company's business without the approval of a Majority of the Members;

                 (b) Be a party to a merger or consolidation without the approval of a Majority of the Members;

                 (c) Amend or restate the Articles without the approval of the Majority of the Members;

                 (d) Make or authorize any Distributions of Company Money and/or other Property without the approval of a Majority of the Members;

                 (e) Participate in partnership agreements, joint ventures, or other associations of any kind with any Person or Persons without the approval of a Majority of the Members;

                 (f) Indemnify Members or any other Person (except contractual indemnifications made in the ordinary course of business) without the approval of a

         Majority of the Members;

                 (g) Enter into any contract, agreement or similar arrangement valued in excess of $10,000 without the approval of a Majority of the Managers;

                 (h) Make any expenditure in excess of $10,000 without the approval of a Majority of the Managers;

                 (i) Sell, convey, mortgage, pledge, lease, exchange, or otherwise Dispose of Company Property with value in excess of $10,000 without the approval of the Majority of the Managers;

                 (j) Lend money, invest and reinvest the Company's funds, or receive or hold Property as security for repayment without the approval of the Majority of the Managers;

                 (k) Pay pensions, establish pension plans, pension trusts, profit sharing plans, and benefit and incentive plans for all or any of the current Employees and agents of the Company without the approval of the Majority of the Managers;

                 (l) Designate individuals with authority to open and/or maintain bank and investment accounts and arrangements, draw checks and other orders for the payment of money, or sign or give instructions with respect to those accounts and arrangements without the approval of a Majority of the Managers; or

                 (m) Borrow Money or commit the credit of the Company for Company activities and make voluntary prepayments or extensions of debt without the approval of the Majority of the Managers.

         7.5 COMPENSATION OF MANAGER - Each Manager may be entitled to compensation, in an amount to be determined from time to time by the affirmative vote of a Majority of the Members.

         7.6 MANAGERS' STANDARD OF CARE - A Manager's duty of care in the discharge of the Manager's duties to the Company and the Member shall be to act in good faith with the care an ordinary person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interests of the Company. In discharging his duties, a Manager shall be fully protected in relying in good faith upon the records required to be maintained under Article 4 and upon such information, opinions, reports or statements by any of the Members, or agents, or by any other Person, as to matters the Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         7.7 PRINCIPAL MANAGER AND TITLES - The Managers may from time to time, by vote of the Majority of the Managers, name one of the Managers as the Principal Manager of the Company and delegate to the Principal Manager such authority and duties as the Majority of the Managers may deem advisable. The Managers may, from time to time, by majority vote, designate one or more Managers to be officers of the Company and assign titles to the officers. Officers must be Managers of the Company. Any officer so designated shall have such authority and perform such duties as the Managers may from time to time delegate to said officer. The designation of a title that is the same or similar to a title authorized by the Oklahoma General Corporation Act shall not be a delegation of such authority and duties normally associated with that office under the Oklahoma General Corporation Act, without a specific authorization by the Majority of the Managers.

         7.8     MEETINGS OR MANAGERS

                 (a) All decisions to be made by the Managers shall be by vote of the Majority of the Managers.

                 (b) All meetings of the Managers shall be held at the principal place of business of the Company or at such other place as shall be specified or fixed in the Notices or waivers thereof; provided that any or all Managers may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to this Operating Agreement.

                 (c) An annual meeting of the Managers for the transaction of such business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Managers shall fix and set forth in the Notice of meeting. Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by the Majority of the Managers. Notice of such regular meetings shall not be required.

                 (d) Special meetings of the Managers may be called at any time by any Manager on at least twenty-four (24) hours Notice (which shall include Notice by phone) to each other Manager. Such Notice need not state the purpose or purposes of, or the business to be transacted at, such meeting, except as may be otherwise provided for by the Act.

                 (e) The Managers at their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for that purpose and any act or contract that shall be approved or be ratified by the Majority of the Members shall be valid and binding on the Company.

         7.9     ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE

                 (a) Any action required or permitted to be taken at any annual or special meeting of Managers may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action taken shall be signed by all of the Managers entitled to vote on the action. Every written consent shall bear the signature and date of signature of each Manager. The date for determining Managers entitled to sign a written consent shall be the date of first signature by any Manager.

                 (b) Managers may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other and participation in such meeting shall constitute attendance and presence at such meeting.

         7.10 PROXIES - A Manager may vote either in person or by proxy executed in writing by the Manager. A telegram, telex, cablegram or similar transmission by the Manager or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall be treated as an original document for purposes of this section. Proxies for use at any meeting shall be filed with the Managers, before or at the time of the meeting or execution of written consent, as the case may be. No proxy shall be valid after twelve (12) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable.

                                   ARTICLE 8
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         8.1 INITIAL CONTRIBUTIONS - Each Initial Member shall make an Initial Capital Contribution of one thousand dollars ($1,000). The Capital Contributions shall be made upon the effective date of this Operating Agreement. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in the Operating Agreement. Each Additional Member shall make the Initial Capital Contribution described in its Admission Agreement. The value of the Additional Member's Initial Capital Contribution and the time for making such contribution shall be set forth in the Admission Agreement.

         8.2     ADDITIONAL COMMITMENTS - In addition to the Initial
Capital Contributions and Commitments, a Majority of the Members may determine from time to time that additional Capital Contributions are needed to enable the Company to conduct its business. Upon the vote of a Majority of the Members, the additional Capital Contributions shall become Commitments of the Members in proportion to their Sharing Ratios. Upon the making of such a determination by the Members, the Managers shall give Notice to all Members in writing at least ten Business Days prior to the date on which such contribution is due. Such Notice shall set forth the amount of additional contribution needed, the purpose for which the contribution is needed, and the date by which the Members should contribute.

         8.3 ENFORCEMENT OF COMMITMENTS - In the event any Member becomes a Delinquent Member and fails to perform the Delinquent Member's Commitment, the Managers shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to perform the Commitment and interest on such obligation at the Default Interest Rate) within ten Business Days of the giving of Notice, the Managers may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Member's address as reflected in the Operating Agreement. Each Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The Members who are not delinquent may elect to contribute the delinquent portion of the Commitment in proportion to such Members' Sharing Ratios. The Contributing Members, at their sole option (with said option to be determined by each of the Contributing Members at the time the Commitment is agreed to), shall be entitled to:

                 (a) Treat the amounts contributed pursuant to this section as a loan from the Contributing Members bearing interest at the Default Interest Rate secured by the Delinquent Member's interest in the Company. Until they are fully repaid the Contributing Members shall be entitled to all Distributions to which the Delinquent Member would have been entitled; or

                 (b) Have the Sharing Ratios adjusted to reflect the amounts paid in by the Contributing Members. Each Contributing Member's
         Sharing Ratio shall be increased by adding to it a Sharing Ratio adjustment (expressed as a percentage) the numerator of which is the amount of the delinquent contribution made by such Member and the denominator is the total of all Capital Accounts after giving effect to all contributions and Commitments, including any delinquent commitments. The Delinquent Member's Sharing Ratio shall be decreased by subtracting from it all Sharing Ratio adjustments made to Contributing Members' Sharing Ratios.

Notwithstanding the foregoing, no Commitment or other obligation to make an additional contribution may be enforced by a creditor of the Company or other Person other than the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

         8.4 MAINTENANCE OF CAPITAL ACCOUNTS - The Company shall establish and maintain Capital Accounts for each Member and Assignee. Each Member's Capital Account shall be increased by (1) the amount of any Money actually contributed by the Member to the capital of the Company, (2) the fair market value of any Property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution (net of liabilities assumed by the Company or subject to which the company takes such Property, within the meaning of Section 752 of the Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain except adjustments provided by the Code pursuant to Section 704(c) and the Regulations thereunder, to prevent the shifting of tax consequences among partners with respect to precontribution gain or loss (including any gain and income from unrealized income with respect to accounts receivable allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member). Each Member's Capital Account shall be decreased by (1) the amount of any Money distributed to the Member by the Company, (2) the fair market value of any Property distributed to the Member, as determined by the Company and said Member at arm's length at the time of Distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code), and (3) the Member's share of Net Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

         8.5 DISTRIBUTION OF ASSETS - If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for each Member's allocable share (as determined under Article 9 below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

         8.6 SALE OR EXCHANGE OF INTEREST - In the event of a sale or exchange of some or all of a Member's interest in the Company, the Capital Account of the transferring Member shall become the Capital Account of the Assignee, to the extent it relates to the portion of the interest transferred.

         8.7 COMPLIANCE WITH SECTION 704(B) OF THE CODE - The provisions of this Article 8 as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article 9 to have substantial economic effect under the Regulations promulgated under
Section 704(b) of the Code, in light of the distributions made pursuant to Articles 9 and 14 and the Capital Contributions made pursuant to this Article
8. Notwithstanding anything herein to the contrary, this Operating Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the Initial Contribution or any additional Commitments duly authorized under Section 8.2.

                                   ARTICLE 9
                         ALLOCATIONS AND DISTRIBUTIONS

         9.1 ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS - Except as may be required by section 704(c) of the Code net profits, net losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Members in proportion to their Sharing Ratios.

         9.2 INTERIM DISTRIBUTIONS - From time to time, the Majority of the Members may determine in their reasonable judgment to what extent, if any, the Company's Money on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, capital expenditures, acquisitions, reserves, and Mandatory Distributions, if any. To the extent such excess exists, at the direction of the Members the Managers may make Distributions to the Members in accordance with their Sharing Ratios. Such Distributions shall be in Money or Property (which need not be distributed proportionately) or partly in both, as determined by the Members.

         9.3 LIMITATIONS ON DISTRIBUTIONS - No Distribution shall be declared and paid unless, after the Distribution is made (a) the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Accounts and liabilities to Members holding preferential rights upon Dissolution and (b) the Company would be able to pay its debts as they become due in the ordinary course of business.

                                   ARTICLE 10
                                     TAXES

         10.1 ELECTIONS - The Managers may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

         10.2 TAXES OF TAXING JURISDICTIONS - To the extent that the laws of any Taxing Jurisdiction require, each Member and Assignee (or such Members as may be required by the Taxing Jurisdiction) will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article 9.

         The Managers may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest and penalties so paid.

         10.3 TAX MATTERS PARTNER - Parker Drilling Investment Company is designated as the tax matters partner of the Company pursuant to Section 623 1(a)(7) of the Code. The tax matters partner shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code. Any Member who is designated tax matter partner may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of the Majority of the Managers.

         10.4 ACCRUAL METHOD OF ACCOUNTING - The records of the Company shall be maintained on an accrual method of accounting.

                                   ARTICLE II
                      DISPOSITION OF MEMBERSHIP INTERESTS

         11.1 DISPOSITION - Subject to the provisions of section 11.3 below, any Member or Assignee may dispose of all or a portion of the Member's or Assignee's Membership Interest upon compliance with this Section 11.1. No Membership Interest shall be Disposed of:

                 (a) unless the transfer of such interest is agreed to by a Majority of the Members;

                 (b) if such disposition, alone or when combined with other transactions, would result in a termination of the Company within the meaning of Section 708 of the Code;

                 (c) without an opinion of counsel, provided by the Member seeking to transfer its interest, satisfactory to the non-transferring Members that such Disposition is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

                 (d) without an opinion of counsel, provided by the Member seeking to transfer its interest, satisfactory to the non-transferring Members that such Disposition would not affect the qualification of the Company as a limited liability company under the Act;

                 (e) without an opinion of counsel, provided by the Member seeking to transfer its interest, satisfactory to the non-transferring Members that such Disposition would not affect the classification of the Company as a partnership for federal income tax purposes; and

                 (f) unless and until the Company receives from the Assignee the information and agreements that the Managers may reasonably require, including but not limited to, the granting of a right of first refusal consistent with section 11.3 below, any taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction.

         11.2 DISPOSITIONS NOT IN COMPLIANCE OR WITH THIS ARTICLE VOID. Any attempted Disposition of a Membership Interest, or any part thereof, not in compliance with Section 11.1 shall be, and is declared to be, null and void.

         11.3 RIGHT OF FIRST REFUSAL - The Members (and any Assignees) hereby grant unto each other (or their Affiliates) a right of first refusal (which may be exercised at any time within sixty (60) days after receipt of Notice of a proposed sale and of the price, terms and conditions of sale and the identity of the proposed purchaser) to purchase a selling Member's Membership Interest on the same terms, conditions and considerations upon which the selling Member plans to sell its Membership Interest to a good faith third party prospective purchaser in proportion to the Sharing Ratios (determined at the time Notice is sent) of the non-selling Members. If one or more of the non-selling Members elects not to exercise its right hereunder, the remaining non-selling Members shall have the right to exercise such right of first refusal in proportion to their Sharing Ratios. No right of first refusal shall apply to any sale or transfer of any Membership Interest to a related Person, as described in Section 1.752-4(b) of the Regulations or to another Member.

                                   ARTICLE 12
                            DISSOCIATION OF A MEMBER

         12.1 DISSOCIATION - A Person shall cease to be a Member upon the happening of any of the following events:

                 (a)      the resignation of the Member;

                 (b) the Member makes an assignment for the benefit of creditors; files a voluntary petition in bankruptcy; is adjudicated as bankrupt or insolvent; files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties;

                 (c) after one hundred and twenty (120) days from the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the member or of all or any substantial part of its properties, the appointment is not vacated or stayed or within ninety (90) days after the expiration of any stay, the appointment is not vacated;

                 (d) in the case of a Member who is a natural person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating The Member incompetent to manage the Member's person or his estate;

                 (e) in the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of new trustee);

                 (f) in the case of a Member that is a separate limited liability corporation, the dissolution and commencement of winding up of the separate limited company;

                 (g) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the lapse of ninety
         (90) days after notice to the corporation of revocation without a reinstatement of its charter; or

                 (h) in the case of an estate, the distribution by the fiduciary of the estate's entire interest in the Company.

         12.2    RIGHTS UPON DISSOCIATION OF A MEMBER

                 (a) The Dissociation of a Member shall not entitle said Member to receive the fair market value of the Member's interest in the Company as permitted under Section 2027 of the Act.

                 (b) Upon the occurrence of an event of Dissociation as defined in section 12.1, after which the Company is continued, the Members which are not dissociated may elect, within thirty (30) days of the decision to continue the Company, to purchase the Membership Interest in the Company of the Member who was dissociated, upon such terms and conditions as the Members which are not dissociated and the Member who was dissociated (or its legal representative) may agree. In the event that no such agreement can be reached, all or part of the Members which have not dissociated shall have an option, to be exercised within ninety (90) days after the occurrence of the event of Dissociation, to purchase the Membership Interest of the Member who was dissociated for a Money purchase price equal to the value of the Capital Account of the dissociated Member as of the end of the calendar month preceding the occurrence of the event of Dissociation, adjusted as if all Company Property was sold at fair market value and all liabilities of the Company were paid and the Company was liquidated in accordance with Article 14. The right to purchase shall be exercised in proportion to the Sharing Ratios of the Members which have not dissociated. If one or more of the Members which have not dissociated elects not to exercise its right hereunder, the other Members may exercise such right in proportion to their Sharing Ratios. The rights under this section shall be exercised by giving Notice to the dissociated Member or its legal representative.

                 (c) In the event that Parker voluntarily resigns from the Company prior to January 1, 1997, Parker agrees that it shall not use, market, sell or sell the services of NFE's Soil Remediation System and proprietary processes for a period five (5) years from such resignation.

                                   ARTICLE 13
                 ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

         13.1 RIGHTS OF ASSIGNEES. Subject to Article 11, a Member may assign its Membership Interest in the Company without the consent of the other Members. A Member may not assign its Management Right without the consent of all of the other Members. The Assignee of a Membership Interest shall have no Management Rights, no right to participate in the business and affairs of the Company and no right to become a Member. The Assignee shall only be entitled to receive the Distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable to the Membership Interest.

         13.2 ADMISSION OF SUBSTITUTE MEMBERS - Upon the vote of all of the non-assigning Members, an Assignee of a Membership Interest may be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Membership Interest. The non-assigning Members may grant or withhold the approval of such admission for any reason in their sole and absolute discretion. If so admitted, the Substitute Member shall have all the rights and powers and shall be subject to all the restrictions and liabilities (including all terms of the Operating Agreement) of the Member originally owning the Membership Interest. Further, at the sole discretion of the non-assigning Members, the Substitute Member shall be required to make all of the warranties and representations required of a Member under the Operating Agreement. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Membership Interest from any liability to the Company that may have existed prior to the approval.

         13.3 ADMISSION OF ADDITIONAL MEMBERS - The Members, by unanimous vote, may permit the admission of Additional Members and determine the Capital Contributions of such Members. Additional Members may be required to enter into an Admission Agreement with the Company setting forth the terms of the admission to membership, the Capital Contribution to be made by the Additional Member and the agreed value of any property to be contributed to the Company by the Additional Member.

                                   ARTICLE 14
                           DISSOLUTION AND WINDING UP

         14.1 DISSOLUTION - The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

         (a)     the expiration of the Term;

         (b)     the unanimous written consent of all of the Members;

         (c) the Dissociation of any Member unless the business of the Company is continued with the consent of all of the remaining Members, and there is more than one remaining Member:

         14.2 EFFECT OF DISSOLUTION - Upon dissolution, the Company shall cease carrying on business and the Managers shall wind up the Company's business. The Company shall not be terminated, but shall continue in existence until the winding up of the affairs of the Company is completed and a Certificate of Dissolution has be issued by the Secretary of State of the State of Oklahoma.

                 (a) The Managers will prepare an accounting with respect to all Company accounts and the Capital Account of each Member and Assignee and with respect to the Company's assets and liabilities and its operations from the date of the last previous financial statements and/or tax return of the Company to the date of Dissolution.

                 (b) Except as limited in subsection 14.2(c) below, to the extent required to pay debts or make an orderly distribution of assets, the Managers, at their discretion, may sell any Property of the Company for Money.

                 (c) Except as necessary to pay the debts of the Company, the intellectual property (which shall include, patents, copyrights, trademarks, technology and other similar rights and/or personal property) of the Company, excluding the intellectual property initially brought to this Operating Agreement and licensed to the Company as indicated in Section 3.2, and subject to the rights defined in Section 3.4, shall not be sold. Upon Dissolution, the Members shall negotiate an equitable division of the Company's intellectual property as defined and conditioned in the aforementioned Section 3.2 and
         Section 3.4.

                 (d) Any Member or other Person which receives or purchases a Unit as part of the Distribution of assets on dissolution of the Company shall also be receive a sublicense of the license described in Section 3.2. The sublicense shall be granted by the Company prior to Dissolution and shall survive the Dissolution of the Company. Such sublicense shall be nontransferable and without the right to grant further sublicenses. The sublicense shall terminate at the end of the useful life of the Unit received as part of the Distribution of assets on dissolution of the Company.

         14.3 DISTRIBUTION OR ASSETS ON DISSOLUTION - Upon the winding up of the Company, the Company Property shall be distributed:

                 (a) to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

                 (b) to Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within sixty (60) days of the end of the Company's taxable year or, if later, within ninety (90) days after the date of liquidation. Such distributions shall be in Money or Property (which need not be distributed proportionately) or partly in both, as determined by the Managers.

         14.4 WINDING UP AND CERTIFICATE OR DISSOLUTION - The winding up of the Company shall be completed when all debts, liabilities, and obligations of the company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered to the Secretary of State for filing. The certificate of dissolution shall set forth the information required by the Act.

                                   ARTICLE 15
                                INDEMNIFICATION

         15.1 RIGHT to INDEMNIFICATION - To the maximum extent permitted by law, the Company shall indemnify and hold harmless all Members and Managers, their respective Affiliates, and the employees and agents of the Company (each an "Indemnified Party") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses (including reasonable attorneys' fees), judgments, fines, settlements, penalties and other expenses actually and reasonably incurred by an Indemnified Party in connection with any and all claims, demands, actions, suits or Proceedings, whether civil, criminal, administrative or investigative in which the Indemnified Party may be involved or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company or by reason of the fact that the Indemnified Party is or was a Member, Manager, agent, employee or an Affiliate of a Member. Provided, however, the Indemnified Party shall only be entitled to indemnification if (a) the Indemnified Party's conduct did not constitute willful misconduct or gross negligence; (b) the action is not based on breach of this Operating Agreement; (c) the Indemnified Party acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and within the Indemnified Party's authority; (d) the conduct of the Indemnified Party was not a conflict of interest as defined by section 6.4 of the Operating Agreement; and (e) with respect to a criminal action or proceeding, the Indemnified Party had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnified Party acted in a manner which would void this indemnification right. The indemnification rights and obligations of this section shall apply in the event of the negligence, either sole or concurrent, active or passive, of the Indemnified Party, if not otherwise prohibited or voided by this section.

         15.2 ADVANCEMENT OR EXPENSES - Expenses incurred by an Indemnified Party in defending any claim, demand, action, suit or Proceeding pursuant to section 15.1 may, from time to time, be advanced by the Company upon a vote of a Majority of the Members, prior to final disposition of such claim, demand, action, suit or Proceeding upon receipt by the Company of an undertaking by or on.behalf of the Indemnified Party to repay such amount if it shall ultimately be determined that such party is not entitled to be indemnified as authorized in section 15.1.

         15.3 NON-EXCLUSIVITY - The indemnification provided by section 15.1 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise and shall inure to the benefit of the successors, assignees, heirs, personal representatives and administrators of the Indemnified Party.

         15.4 INSURANCE - The Company may, but shall not be obligated to, purchase and maintain reasonable and customary insurance, at the Company's expense, on behalf of the Company and any Indemnified Party against any liability that may be asserted against or expense that may be incurred by an Indemnified Party in connection with the business of the Company regardless of whether the Company would have the power to indemnify such Indemnified Party against such liability under the provisions of this Operating Agreement or the Act.

                                   ARTICLE 16
                                   AMENDMENT

         16.1 OPERATING AGREEMENT MAY BE MODIFIED - The Operating Agreement may be modified as provided in this Article 16 (as the same may, from time to time be amended). No Member or Manager shall have any vested rights in the Operating Agreement which may not be modified through an amendment to the Operating Agreement.


         16.2 AMENDMENT OR MODIFICATION OF OPERATING AGREEMENT - The Operating Agreement may be amended or modified from time to time only by a written instrument adopted and executed by all of the Members.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS


         17.1 ENTIRE AGREEMENT - The Operating Agreement represents the entire agreement among all the Members and between the Members and the Company.

         17.2 NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES - The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Oklahoma Uniform Partnership Act nor the Oklahoma Uniform Limited Partnership Act. The Members do not intended be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

         17.3 RIGHTS OF CREDITORS AND THIRD PARTIES UNDER OPERATING AGREEMENT - The Operating Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. The Operating Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Operating Agreement, Admission Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         17.4 GOVERNING LAW - This Contract shall be construed, governed interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of the State of Oklahoma.

         17.5 MULTIPLE COUNTERPARTS - This Operating Agreement may be executed in several counterparts, each of which shall be an original, and all of which, when taken together, shall constitute but one and the same agreement.

         17.6 NO WAIVER - No Waiver by any party of any default by any other party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner release the other party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

         17.7 SEVERABILITY - in the event any provision of this Operating Agreement should be deemed inconsistent with or contrary to any federal, state or municipal law, rule or regulation, said provision shall be deemed modified to the least extent necessary to be valid or, if not possible, deleted and this Operating Agreement shall continue in full force and effect without affecting the enforceability of the remaining provisions, duties and liabilities set forth herein.

                         SPACE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, we have hereunto set our hand and seals on the date set forth beside out names.


INITIAL MEMBERS:

NATIONAL FUELS AND ENERGY, INC.


/s/ LEIF ERICKSON
--------------------------
Name: Leif Erickson
Title:President
Date: August 1, 1995


PARKER DRILLING INVESTMENT COMPANY

 /s/ THOMAS L. WINGERTER
-----------------------------
Name: Thomas L. Wingerter
Title:President
Date: August 1, 1995

                            CORPORATE ACKNOWLEDGMENT


THE STATE OF UTAH         )
                          )
COUNTY OF UTAH            )

         BEFORE ME, the undersigned authority, on this day personally appeared Leif Erickson, known to me to be the person whose name is subscribed to the foregoing instrument, as President of National Fuels and Energy, Inc., a corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed in the capacity stated, and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 1st day of August, 1995.

                                            /s/ WAYNE M. ROWLEY
                                           ------------------------
                                           NOTARY PUBLIC IN AND FOR
                                           THE STATE OF UTAH


(LS.)
My Commission Expires:

 6-23-99
---------

                            CORPORATE ACKNOWLEDGMENT

THE STATE OF OKLAHOMA     )
                          )
COUNTY OF TULSA           )

BEFORE ME, THE undersigned authority, on this day personally appeared Thomas L Wingerter known to me to be the person whose name is subscribed to the foregoing instrument, as President of Parker Drilling Investment Company, a corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 1st day of August, 1995.

                                            /s/ GLENDA J. PARKER
                                           ------------------------
                                           NOTARY PUBLIC IN AND FOR
                                           THE STATE OF OKLAHOMA


(L.S.)


--------------
My Commission Expires:

   9-9-97
------------

                                   EXHIBIT A

Argentina
China
Columbia
Indonesia
Kazakhstan
New Zealand
Pakistan
Papua New Guinea
Peru
Philippines
Russia

                             FIRST AMENDMENT TO THE
                OPERATING AGREEMENT OF ONSITE TECHNOLOGY L.L.C.
                    (An Oklahoma Limited Liability Company)

         This First Amendment to the Operating Agreement of OnSite Technology L.L.C., an Oklahoma limited liability company is entered into this 31st day of January, 1996 by and among the Company and the Persons executing this Amendment as Members.

         WHEREAS the Company and the Members entered into the Operating Agreement effective August 1, 1995; and

         WHEREAS the Company and the Members desire to amend the Operating Agreement; and

         WHEREAS the parties have to date each contributed substantial cash, property and/or services to and for the benefit of the Company; and

         WHEREAS the parties have to date contributed equally to the Capital Accounts of the Company with each Member hereto having a 50% Sharing Ratio and owning 50% of the total of all Capital Accounts of the Company; and

         WHEREAS no Member is currently a Delinquent Member; and

         WHEREAS upon full execution of this document and the making of the contributions reflected on Exhibit A hereto each Member will have a 50% Sharing Ratio and own 50% of the total of all Capital Accounts of the Company; and

         WHEREAS upon full execution of this document there will be no further monetary obligations owed by the Members with respect to the manufacture of the Company's first remediation unit, except the additional capital contributions to the Company described in Exhibit A hereto; and

         WHEREAS it is the intent of the Members, except as may otherwise be provided in the Operating Agreement, as amended, that all costs or expenditures incurred in the manufacture, use, and practice of NFE's Soil Remediation System(s) including, but not limited to, the Company's second remediation unit being manufactured, shall be borne by the Company, and any costs and expenditures incurred by a Member on the Company's behalf shall be reimbursed by the Company (this shall not include the costs of development of any intellectual property or invention that is solely owned by one Member);

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants and premises herein contained, the parties hereto agree as follows:

                                       I.

The following paragraph shall be added at the end of section 3.1:

"The Members agree that during the Term of the Operating Agreement, the Company will use its best efforts to manufacture and market indirect thermal descorption units utilizing NFE's Soil Remediation System(s) and will exert its best efforts to create a world-wide demand for the units and the Company's services and to increase and extend its business in the manufacture, use and marketing of indirect thermal descorption units utilizing NFE's Soil Remediation System(s)."

                                      II.

Section 3.2 and Exhibit A are deleted in their entireties, and replaced with the following:

         3.2 LICENSE - National Fuel & Energy, Inc. ("NFE") does hereby grant to the Company, for the purpose of this Operating Agreement, a non-royalty bearing, exclusive, world-wide license to manufacture and have manufactured, to use and have used and to practice and have practiced NFE's Soil Remediation System(s) using indirect thermal descorption, associated proprietary processes, equipment, patents and future inventions and improvements thereto for use in the reclamation of hydrocarbons (hereinafter referred to sometimes as "NFE's Soil Remediation System(s)"). NFE does not retain the right to practice the licensed technology while it is a Member of the Company. The Company shall have the right to grant sublicenses as it deems necessary and/or beneficial. Except as specifically provided in Section 14.2(d) of this Operating Agreement, the license granted hereunder may not be assigned without the consent of NFE. Except as may otherwise be provided herein (specifically, but not limited to, Section 14.2(d)), the term of the license to NFE's Soil Remediation System(s) granted herein shall end at the end of the Term of the Operating Agreement. Upon completion of the winding up of the affairs of the Company and the issuance of a Certificate of Dissolution by the Secretary of State of the State of Oklahoma, the license granted herein shall be modified, terminated or extended per the terms of section 14.2(d) of this Agreement.

         Notwithstanding anything that may be contained in this Operating Agreement to the contrary, it is understood and agreed that if for any reason whatsoever NFE ceases to be a Member of the Company, whether by Dissociation or otherwise, NFE shall have the right to manufacture and have manufactured, to use and have used and to practice and have practiced NFE's Soil Remediation System(s), as licensed pursuant to this Section 3.2, and no Member or the Company shall take any action to attempt to interfere with such right of NFE in the foregoing described circumstances."

                                     III.


The following paragraph shall be added at the end of section 3.3:

         "For so long as the Members agree, Parker shall provide reasonable administrative services in die following areas: purchasing, expediting, transportation, safety, insurance, investment banking and finance and support and contacts, tax support, and legal (no litigation services provided). The obligation of Parker to provide such reasonable administrative services shall not require Parker to hire additional personnel or pay for outside consultants or incur significant out-of-pocket costs payable to unaffiliated companies."

                                      IV.

Section 3.4 shall be deleted in its entirety and replaced with the following:

"3.4     INVENTIONS - The parties agree that any inventions (either patentable or non-patentable), software, patentable work or copyrightable work (collectively "inventions") which (i) improve, modify, or alter NFE's Soil Remediation System as in existence on the execution date of this Operating Agreement and/or (ii) which deliver soil to or remove soil from the system (this shall not include Parker's or its Affiliates' drilling rigs) made by Parker and/or NFE, either singly or jointly, under this Operating Agreement shall be the property of NFE, the Company and Parker, jointly. Each invention shall be identified in writing with copies to the Company, Parker and NFE. The cost of filing and pursuing any joint patents shall be paid by the Company. The owner(s) of any invention made hereunder shall grant to the Company a license equal in scope to the license granted under Section 3.2 hereunder and shall further grant such licenses as required by Section 14.2(d) hereunder. Except as otherwise provided in this Section 3.4, all inventions of NFE, shall remain the property of NFE, including but not limited to NFE's Soil Remediation System and any other inventions licensed hereunder to the Company by NFE. Except as otherwise provided in this Section 3.4, all inventions of Parker, shall remain the property of Parker.

         During the term of this Agreement, no party shall assign, sell or transfer its interest in any invention without the express written consent of the other Members.

         For purposes of this section and section 14.2 an invention, software, patentable work or copyrightable work is made under this Operating Agreement if it is either conceived or reduced to practice during work under the Operating Agreement. For purposes of this section "inventions" shall mean any discovery, concept, or idea, whether or not patentable, made during the term of and while performing work under this Operating Agreement including but not limited to processes, methods, software, formulas and techniques, improvements thereof, and know-how relating thereto."

                                       V.

Section 6.4 shall be deleted in its entirety and replaced with the following:

"6.4     CONFLICTS OF INTEREST

         (a) No Member shall engage in the soil remediation business using indirect thermal description without the express written permission of all other Members. Parker specifically acknowledges that NFE intends to continue to pursue the soil remediation business other than by use of indirect thermal desorption and that NFE at times and at its sole discretion may use the services of the NFE employees also named as representatives and Managers of the Company in these endeavors. Parker specifically acknowledges that the pursuit and accomplishment of this soil remediation business is not a conflict of interest with this Operating Agreement. NFE shall have the right to pursue on its own outside the Company any and all business opportunities that are brought to the Company by the efforts of the Company, its Members, Managers, employees, agents or otherwise, provided that (i) such business opportunities do not involve indirect thermal description and (ii) a decision has been made by the Managers of the Company not to pursue the opportunity. Parker shall have the right to pursue on its own outside the Company any and all business opportunities that are brought to the Company by the efforts of the Company, its Members, Managers, employees, agents or otherwise, provided that (i) such business opportunities do not involve indirect thermal description and (ii) a decision has been made by the Managers of the Company not to pursue the opportunity.

         (b) A Member (or the Member's Affiliates) or a Manager does not violate a duty or obligation to the Company merely because the Member's or Manager's conduct furthers said Member's or Manager's own interest. A Member or Manager may lend money to and transact other business with the Company. The rights and obligations of a Member or Manager who lends money to or transacts business with the Company are the same as those of a person who is not a Member or Manager, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member or Manager has a direct or indirect interest in the transaction if the transaction is fair to the Company and a Majority of the Members not having a conflict, knowing the material facts of the transaction and the Member's or Manager's interest, authorize, approve, or ratify the transaction."

                                      VI.

Section 6.6(c) is deleted in its entirety. Section 6.60(d) is renumbered
6.6(c).

                                      VII.

Section 8.2 is deleted in its entirety- and replaced with the following:

         "8.2    ADDITIONAL COMMITMENTS - For the purpose of financing the
Company's first remediation unit, the parties -agree to make further Capital Contributions as noted on Exhibit A hereto, if they have not already done so. In addition to the Initial Capital Contributions and Commitments and the further Capital Contributions noted on Exhibit A, a Majority of the Members may determine from time to time that additional Capital Contributions are needed to enable the Company to conduct its business. Upon the vote of a Majority of the Members, the additional Capital Contributions shall become Commitments of the Members in proportion to their Sharing Ratios. Upon the making of such a determination by the Members, the Managers shall give Notice to all Members in writing at least ten Business Days prior to the date on which such contribution is due. Such Notice shall set forth the amount of additional contribution needed, the purpose for which die contribution is needed, and the date by which the Members should contribute."

                                     VIII.

Subsection 14.2(c) is deleted in its entirety and replaced with the following:

         "(c)    Except as necessary to pay the debts of the Company, the
intellectual property (which shall include patents, copyrights, trademarks, technology and other similar rights and or personal property) of the Company shall not be sold. Upon Dissolution, the Members shall negotiate an equitable division of the Company's intellectual property."

                                      IX.

Subsection 14.2(d) is deleted in its entirety and replaced with the following:

         "(d)    Upon Dissolution of the Company the license granted in Section
3.2 shall become nonexclusive and nontransferable, with no right to grant sublicenses, and shall be assigned to each Member for so long as said Member owns an indirect thermal desorption unit formerly owned by the Company. Such license shall only be applicable to the use of the unit(s) received upon liquidation of the Company. Members will grant any cross licenses necessary for the use of said units. Further, any Member, except those Members which caused the Dissolution by an act of Dissociation, shall be entitled to receive from NFE or its successor in interest, a royalty bearing, nonexclusive, nontransferable license, with no right to grant sublicenses, of identical scope to the license granted in Section 3.2 hereof on commercially reasonable terms. Upon Dissolution of the Company, each Member shall have the right to use any invention in which it owns a joint interest pursuant to Section 3.4 without payment of a license fee or royalty due to any other joint owner of such invention. Upon dissolution any joint owner shall have the right to assign, sell or transfer its interest in such inventions and to grant licenses and sublicenses; in such inventions upon commercially reasonable terms. Any royalties or license fees due under any such licenses and/or sublicenses shall be shared pro rata between the joint owners of such licensed or sublicensed inventions. The right of any joint owner to assign or transfer its interest in any invention shall be subject to a right of first refusal held by any other joint owners of such invention. The joint owners of any inventions hereby grant unto each other a right of first refusal (which may be exercised at any time within thirty (30) days after receipt of Notice of a proposed sale, assignment or transfer of any invention and of the price, terms and conditions of sale and the identity of the proposed purchaser, assignee or transferee) to purchase a selling joint owner's interest in any invention on the same terms, conditions and considerations upon which the selling joint owner plans to sell its interest in any invention to a good faith third party prospective purchaser. If one or more of the non-selling joint owners of any invention elects not to exercise its right hereunder, the remaining non-selling joint owners shall have the right to exercise such right of first refusal pro rata. No right of first refusal shall apply to any sale or transfer to a related Person, as described in Section 1.752-4(b) of the Regulations or to another joint owner of such invention. This subsection shall survive the termination of this Operating Agreement.



                                       X

The following paragraph shall be added as a new Section 17.8:

         "17.8   FURTHER ASSURANCES - The Members hereby agree that from time to time as and when reasonably requested by a Member or the Company, any Member so requested shall execute and deliver, or cause to be executed and delivered, such documents and instruments, including, but not limited to, bills of sale, and shall take, or cause to be taken, such further or other action as may be reasonably necessary to effectuate the intent of this Operating Agreement, as amended, and to transfer, assign and deliver to the Company, or to the other Member, as the case may be, or their permitted assigns, any personal, real, intellectual or other property rights or interests belonging to the Company or such Member, or their permitted assigns, and to consummate and to effect the other transactions expressly required to be performed by Members hereunder. Without limiting the intent of the foregoing sentence, the Members shall execute and deliver, or cause to be executed and delivered, free and clear of all liens and encumbrances, a bill(s) of sale granting, selling, quitclaiming and conveying to the Company all of the Members' rights, title and interests in and to the Company's first remediation unit."

                                       XI

The following PARAGRAPH shall be added as a new Section 17.9:

         "17.9   CONFIDENTIALITY - The Members anticipate that under this
Operating Agreement it may be necessary for one Member to transfer or disclose to another or the Company information of a proprietary, technical or confidential business nature. Confidential information, which may include formulae, processes, trade secrets and know-how, to the extent possible, will be clearly identified by the disclosing Member as proprietary at the time of disclosure and is hereinafter called "Proprietary Information." Proprietary Information communicated by either Member may be either technical or business in nature. Each Member agrees that it will use the same reasonable efforts to protect Proprietary Information as are used to protect its own proprietary or confidential information. The limitations on reproduction or disclosure of Proprietary Information shall not apply to, and neither Member shall be liable for reproduction or disclosure of Proprietary Information with respect to which any of the following conditions exist: (i)
If, prior to the receipt thereof under this Operating Agreement, it has been developed independently by the Member receiving it provided such development is not due to a breach of this Operating Agreement or any other agreement, or has been lawfully received from other sources, provided such other source did not receive it due to a breach of this Operating Agreement or any other agreement;
(ii) If, subsequent to the receipt thereof under this Operating Agreement, it is published by the Member furnishing it or is disclosed by the Member furnishing it to others without restriction; or it has been lawfully obtained by the Member receiving it from other sources, provided such other source did not receive it due to a breach of this or any other Agreement; or if Proprietary Information otherwise comes within the public knowledge or becomes generally known to the public; or (iii) If any part of Proprietary Information has been or hereafter shall be disclosed in a United States patent issued to the Member furnishing Proprietary Information hereunder, after the issuance of said patent, the limitations on Proprietary Information as are disclosed in the patent shall be only that afforded by United States patent laws."

                                      XII

The following paragraph shall be added as a new Section 17.10:

         "17.10 PATENT INFRINGEMENT - JOINT ACTION - The Members will promptly advise each other in writing of any infringements by third parties relating to patent rights or other proprietary rights claimed by the Member or the Company and any claims raised against either of them based on asserted infringements of such rights by third parties. Any Member or the Company shall have the right to institute action for infringement of any patent required to be licensed to the Company or Member pursuant to this Operating Agreement. It is agreed that in any such suit (i) the Members mutually agree to institute such suit; (ii) the suit shall be instituted in the names of the Members possessing or entitled to the license and the owner of the patent; and (iii) the expense of such suit or suits shall be borne by the Company, provided there has been no Dissociation of a Member or dissolution of the Company. In the event there has been the Dissociation of a Member or the dissolution of the Company the cost of any suit shall be shared equally by the plaintiffs; and the recoveries, if any, whether by judgment, award, decree, or settlement, will be shared in the same proportion. In the event the parties do not mutually agree to institute any such action, either Member hereto can institute the action and join the other as a party plaintiff in the suit if so required by law; the Member so instituting the action will pay the entire cost of the litigation and will be entitled to retain the entire amount of the recoveries, if any, by way of judgment, award, decree or settlement resulting therefrom."

         Except as modified and amended hereby, all terms of the Operating Agreement are hereby ratified and confirmed.

         IN WITNESS WHEREOF, we have hereunto set our hand and seals on the date set forth beside out names.

ONSITE TECHNOLOGY L.L.C.



/s/ JAMES S. PERCELL
--------------------------
Name:    JAMES S. PERCELL
Title:   President
Date:    July 10, 1996

MEMBERS:
NATIONAL FUEL & ENERGY, INC.

/s/ JAMES S. PERCELL
--------------------------
Name:    James Percell
Title:   President
Date:    July 10, 1996

PARKER DRILLING INVESTMENT COMPANY

/s/ THOMAS L. WINGERTER
----------------------------
Name:    Thomas L. Wingerter
Title:   President
Date:    July 11, 1996

                                 ACKNOWLEDGMENT

THE STATE OF TEXAS        )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, on this day personally appeared JAMES S. PERCELL known to me to be the person whose name is subscribed to the foregoing instrument, as President of Onsite Technology L.L.C., a limited liability company, and acknowledged to me that he executed the same for the purposes and consideration therein expressed in the capacity stated, and as the act and deed of said limited liability company.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of July, 1996.



                                            /s/ SANDRA VEGA
                                           -------------------
                                           NOTARY PUBLIC IN AND FOR
                                           THE STATE OF TEXAS

(L.S.)
My Commission Expires:
    11-9-97
---------------

                            CORPORATE ACKNOWLEDGMENT

THE STATE OF TEXAS        )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, on this day personally appeared James Percell known to me to be the person whose name is subscribed to the foregoing instrument, as President of National Fuel & Energy, Inc., a corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed in the capacity stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of July, 1996.



                                            /s/ SANDRA VEGA
                                           -------------------
                                           NOTARY PUBLIC IN AND FOR
                                           THE STATE OF TEXAS

(L.S.)
My Commission Expires:

   11-9-97
---------------

                            CORPORATE ACKNOWLEDGMENT

THE STATE OF OKLAHOMA     )
                          )
COUNTY OF TULSA           )


BEFORE ME, the undersigned authority, on this day personally appeared Thomas L. Wingerter known to me to be the person whose name is subscribed to the foregoing instrument, as President of Parker Drilling Investment Company, a corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 11th day of July, 1996.


                                  /s/ LINDA CONN
                                  --------------------
                                  NOTARY PUBLIC IN AND FOR
                                  THE STATE OF OKLAHOMA

(L.S.)


-------------
My Commission Expires:

   7/18/98
----------------

                                   EXHIBIT A

Additional Capital Contribution

Parker Drilling Investment Company - $533,353.58 ($355,569.05 shall be credited to Parker's capital account. $177,784.53 shall be credited to NFE's capital account in consideration of the exclusive worldwide license granted in this First Amendment to the Operating Agreement.) (Has already been made)

National Fuel & Energy, Inc. - $177,784.52 (Has already been made).

Upon full execution of this First Amendment to the Operating Agreement of OnSite Technology L.L.C. and the making of the contributions reflected on this Exhibit A each Member will have a 50% sharing Ratio and own 50% of the total of all Capital Accounts of the Company.